UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2015

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2015, the Board of Directors (the “Board”) of Cryoport, Inc. (the “Company”) elected Robert Hariri, M.D., Ph.D. to the Board.

Dr. Hariri is the chairman, founder and chief scientific officer of Celgene Cellular Therapeutics, a division of Celgene Corporation, since 2005. Prior to joining Celgene Cellular Therapeutics as president in 2002, Dr. Hariri was founder, chairman and chief scientific officer at Anthrogenesis Corporation/LIFEBANK, Inc., a privately held biomedical technology and service corporation involved in the area of human stem cell therapeutics, which was acquired by Celgene in 2002. Dr. Hariri is also Co-founder and president of Human Longevity, Inc., a genomics and cell-therapy company. He serves on numerous Boards of Directors including Myos Corporation (Nasdaq: MYOS), Provista Diagnostics and Bionik Laboratories Corp (OTCQX: BNKL) and is a member of the Board of Visitors of the Columbia University School of Engineering & Applied Sciences and the Science & Technology Council of the College of Physicians and Surgeons; as well as a member of the Scientific Advisory Board for the Archon X PRIZE for Genomics, which is awarded by the X Prize Foundation. Dr. Hariri is also a Trustee of the J. Craig Venter Institute and the Liberty Science Center and has been appointed Commissioner of Cancer Research by New Jersey Governor, Chris Christie. Dr. Hariri was recipient of the Thomas Alva Edison Award in 2007 and 2011, and has received numerous other honors for his many contributions to biomedicine and aviation.

Dr. Hariri received his undergraduate training at Columbia College and Columbia University School of Engineering and Applied Sciences and was awarded his M.D. and Ph.D. degrees from Cornell University Medical College. Dr. Hariri received his surgical training at The New York Hospital-Cornell Medical Center where he also directed the Aitken Neurosurgery Laboratory and the Center for Trauma Research.

We believe Dr. Hariri’s training as a scientist, his knowledge and experience with respect to the biomedical and pharmaceutical industries and his extensive research and experience qualifies him to serve on our Board of Directors.

There have been no related party transactions between the Company and Dr. Hariri, and there were no arrangements or understandings between Dr. Hariri and any other person pursuant to which he was selected as director.

As a non-employee director, he will participate in the Company’s director compensation plan governed by the Compensation Committee and will receive an initial grant to purchase 50,000 shares of the Company’s common stock upon joining the Board, which will vest monthly over four years. In addition, Dr. Hariri elected to receive shares of unregistered common stock of the Company in lieu of cash compensation for his services as a director of the Company. Under the director compensation plan, Dr. Hariri will be issued shares of common stock calculated by dividing the quarterly cash compensation of $10,000 that he is eligible to receive for his services, multiplied by 1.15, by the volume weighted average price of the Company’s common stock for the last five days of the trading month ending each quarter.

A copy of the press release announcing Dr. Hariri’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit
Number

99.1	Press Release, dated October 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: October 1, 2015	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated October 1, 2015, issued by the Registrant.